UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2023

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On April 5, 2023, Eastside Distilling, Inc. (the “Company”) received a deficiency letter from the Nasdaq Staff notifying Eastside Distilling that its stockholders’ equity as reported in its Annual Report on Form 10-K for the period ending December 31, 2022, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2.5 million. As reported on its most recent Form 10-K, the Company’s stockholders’ equity as of December 31, 2022 was a deficit of approximately $(1.5) million.

On June 8, 2023 the NASDAQ Staff extended to September 30, 2023 the date by which Eastside Distilling may regain compliance with the Equity Rule.

Under Item 1.01 below, we describe the closing on September 29, 2023 of an equity-for-debt exchange pursuant to the Debt Satisfaction Agreement dated that date. Based upon the closing of that transaction and management’s preliminary calculation of the Company’s results of operations for the quarter ended September 30, 2023, the Company believes, as of September 29, 2023, that it has regained compliance with the Equity Rule.

NASDAQ has advised the Company that it will continue to monitor the Company’s ongoing compliance with the Equity Rule and, if at the time when the Company files its next periodic report with the SEC the Company does not evidence compliance with the Equity Rule, the Company’s common stock may be subject to delisting from NASDAQ.

Item 5.03 Amendments to Articles of Incorporation

On September 28, 2023, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C Preferred Stock. The Certificate designates 240,000 shares of preferred stock as Series C Preferred Stock, each share having a stated value of $28.025. The holder of Series C Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series C Preferred Stock is required for any corporate action that would adversely affect the preferences, privileges or rights of the Series C Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series C Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis.

Each share of Series C Preferred Stock is convertible into common stock by a conversion ratio equal to the stated value of the Series C share divided by the Series C Conversion Price. The initial Series C Conversion Price is $3.05 per common share, which is subject to reduction under certain circumstances. The number of shares of common stock into which a holder may convert Series C Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

Item 1.01 Entry Into a Material Definitive Agreement

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement (the “Agreement”) with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”) and TQLA, LLC. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

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Pursuant to the Agreement, on September 29, 2023, the Company issued to the SPV 296,722 shares of the Company’s common stock and 200,000 shares of its Series C Preferred Stock, and executed a Registration Rights Agreement providing that the Company will register for public resale that common stock and the common stock issuable upon conversion of the Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6,510,000, specifically:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1,898,202;

●	the Company’s debt to LDI of $1,356,798 arising from advances made by LDI to the Company during the past 10 months was eliminated;

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to Bigger in April and May of 2021 was reduced by $1,627,500; and

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to District 2 in April and May of 2021 was reduced by $1,627,500.

Further pursuant to the Agreement:

●	the maturity date of the secured debt listed above as well as unsecured notes issued by the Company and held by Bigger and District 2 in the aggregate amount of $7,263,157 was deferred to March 31, 2025 and the interest rate on all such debt was increased to 9% per annum;

●	the Company, Aegis, Bigger and District 2 entered into an Intercreditor Agreement, pursuant to which the remaining secured debt obligations of the Company to Aegis, Bigger and District 2 were made pari passu;

●	the Common Stock Purchase Warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s common stock, was amended to prevent any exercise of the Warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

The Agreement mandates that the Company obtain shareholder approval of an increase in the Company’s authorized common stock from 1,750,000 shares to 6,000,000 shares. If the increase is not approved by the earlier of the first date on which the Company has no authorized and unissued common stock or March 31, 2024, the Company will be required to pay the SPV liquidated damages of $90,000 per month for twelve months or until shareholder approval is obtained, if sooner. Until shareholder approval of the increase in authorized shares is obtained, the Company is not permitted to issue any capital stock or capital stock derivatives, with certain specified exceptions.

Item 9.01 Financial Statements and Exhibits

Exhibits

3-a	Certificate of Designation of Series C Preferred Stock filed on September 28, 2023
10-a	Debt Satisfaction Agreement dated September 29, 2023 among Eastside Distilling, Inc., The B.A.D. Company, LLC, Aegis Security Insurance Company, Bigger Capital Fund, LP, District 2 Capital Fund, LP, LDI Investments, LLC and TQLA, LLC
104	Cover page interactive data file (embedded within the iXBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

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